FORM 8-K

                   SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)  DECEMBER 17, 1993.



                            COLOR TILE, INC.
         (Exact name of registrant as specified in its charter)


       DELAWARE               0-8777             75-1606185
    (state or other      (Commission File       (IRS Employer
    jurisdiction of           Number)          Identification
   incorporation or                                Number)
     organization)


515 HOUSTON STREET, FORT WORTH, TEXAS                       76102
(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code  (817) 870-9400.

          Item 5. - Other Events

          On December 17, 1993, the Registrant completed its public offering of $200,000,000 aggregate principal amount of 10-3/4% Senior Notes due 2001. In connection with the offering, the Registrant entered into an underwriting agreement dated December 10, 1993 with Bear, Stearns & Co. Inc., Lehman Brothers Inc. and Chemical Securities Inc. The form of underwriting agreement executed by each of the parties thereto is filed herewith as Exhibit 1.

          Upon the consummation of the public offering of the 10-3/4% Senior Notes and the receipt of net proceeds therefrom, American Blind and Wallpaper Factory, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant, acquired substantially all the assets of ABF Acquisition Corp., a Delaware corporation, for a purchase price of $80,000,000 and the assumption of certain liabilities. The terms and conditions of this acquisition were previously reported in the Registrant's Registration Statement or Form S-1 (Reg. No. 33-50599) filed in respect of the 10-3/4% Senior Notes (the "Registration Statement"). The assets purchased consisted of the operating assets of the direct-response sale of window treatments and wall covering business formerly operated by ABF Acquisition Corp. The remaining net proceeds of the offering were used to repay certain outstanding indebtedness, as described in the Registration Statement.

          Item 7. - Exhibits

          1. Underwriting Agreement, dated December 10, 1993, among the Registrant, Bear, Stearns & Co. Inc., Lehman Brothers Inc. and Chemical Securities Inc.



                               SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              COLOR TILE, INC.
                                (Registrant)



Date:  January 4, 1994        By:____________________________
                              Name:
                              Title: